Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), is dated as of March 23, 2016, among Carmike Cinemas, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 17, 2015 (the “Indenture”), providing for the issuance of the Company’s 6.00% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, $230,000,000 in aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantors in entering into, this Second Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the consents have been solicited to this Second Supplemental Indenture upon the terms and subject to the conditions set forth in the Company’s Consent Solicitation Statement, dated March 15, 2016, and the related Letter of Consent;

WHEREAS, (a) the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in aggregate principal amount of the Notes and (b) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Second Supplemental Indenture;

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 CHANGE OF CONTROL OFFER.

Notwithstanding any other provision of the Indenture, the Company shall not be required to comply with any requirements and obligations pursuant to Section 4.15 of the Indenture as a result of any Change of Control resulting from the acquisition (the “Acquisition”) by AMC Entertainment Holdings, Inc. or its Subsidiaries of all of the outstanding capital stock or assets of the Company, including, but not limited to, the requirement for the Company to make a “Change of Control Offer” in connection with the Acquisition.

Except as provided in the preceding paragraph, Section 4.15 (Offer to Repurchase Upon Change of Control) of the Indenture will continue to be operative.

Section 1.2 AMENDMENT TO SECTION 4.03

Section 4.03 of the Indenture is hereby amended by adding the following as clause (f) of Section 4.03:

(f) In addition, if at any time any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.03 may, at the option of the Company, be filed by and be those of such direct or indirect parent company rather than the Company.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2 NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Second Supplemental Indenture, the Note Guarantees, the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 2.3 NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.4 COUNTERPARTS. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 2.5 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.6 THE TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.7 SEVERABILITY. In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8 EFFECTIVENESS. The provisions of this Second Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto and the satisfaction of all conditions to such effectiveness set forth in the Indenture. Notwithstanding the foregoing sentence, the provisions of this Second Supplemental Indenture shall become operative only upon the satisfaction or waiver of all conditions to the Consent Solicitation, with the result that the amendments to the Indenture effected by this Second Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if all such conditions to the Consent Solicitation are not satisfied or waived. The Company shall notify the Trustee promptly after the satisfaction or waiver of all conditions to the Consent Solicitation or after the Company shall determine that the conditions will not be satisfied or waived.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first written above.

COMPANY:

CARMIKE CINEMAS, INC.

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and Secretary

GUARANTORS:

EASTWYNN THEATRES, INC. GEORGE G. KERASOTES CORPORATION GKC INDIANA THEATRES, INC. GKC MICHIGAN THEATRES, INC. GKC THEATRES, INC. MILITARY SERVICES, INC. DIGITAL CINEMA DESTINATIONS CORP.

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and Secretary

CARMIKE GIFTCO, INC.

By:	/s/ Greg Wiggins
Name:	Greg Wiggins
Title:	President and Chief Executive Officer

OCM SD CINEMA HOLDINGS, INC.

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	President

SETH CHILDS 12 OF KANSAS L.L.C.

CARMIKE CONCESSIONS, LLC

CARMIKE CONCESSIONS II, LLC

DC APPLE VALLEY CINEMA, LLC

DC BLOOMFIELD CINEMA, LLC

DC CHURCHVILLE CINEMA, LLC

DC CINEMA CENTERS, LLC

DC CRANFORD CINEMA, LLC

DC LANSING CINEMA, LLC

DC LISBON CINEMA, LLC

DC LONDONDERRY CINEMA, LLC

DC MECHANICSBURG CINEMA, LLC

DC MISSION MARKETPLACE CINEMA, LLC

DC NEW SMYRNA BEACH CINEMA, LLC

DC PIGEON FORGE, LLC

DC POWAY CINEMA, LLC

DC RIVER VILLAGE CINEMA, LLC

DC SARVER CINEMA, LLC

DC SOLON CINEMA, LLC

DC SPARTA CINEMA, LLC

DC SURPRISE CINEMA, LLC

DC TEMECULA CINEMA, LLC

DC TORRINGTON CINEMA, LLC

DC WESTFIELD CINEMA, LLC

START MEDIA/DIGIPLEX, LLC

OCM SD CINEMA HOLDINGS, LLC

SUNDANCE CINEMAS, LLC

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Manager

CARMIKE REVIEWS HOLDINGS, LLC

By:	CARMIKE CINEMAS, INC. its sole member

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and Secretary

CARMIKE MOTION PICTURES BIRMINGHAM II, LLC

CARMIKE MOTION PICTURES BIRMINGHAM III, LLC

CARMIKE MOTION PICTURES CHATTANOOGA, LLC

CARMIKE MOTION PICTURES DAPHNE, LLC

CARMIKE MOTION PICTURES PENSACOLA, LLC

CARMIKE MOTION PICTURES PENSACOLA II, LLC

CARMIKE MOTION PICTURES INDIANAPOLIS, LLC

CARMIKE MOTION PICTURES HUNTSVILLE, LLC

CARMIKE MOTION PICTURES FT. WAYNE, LLC

CARMIKE MOTION PICTURES MELBOURNE, LLC

CARMIKE MOTION PICTURES PORT ST. LUCIE, LLC

CARMIKE MOTION PICTURES ORANGE BEACH, LLC

CARMIKE MOTION PICTURES ALLENTOWN, LLC

By:	EASTWYNN THEATRES, INC. its sole member

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and Secretary

CARMIKE MOTION PICTURES BIRMINGHAM, LLC CARMIKE MOTION PICTURES PEORIA, LLC

By:	CARMIKE REVIEWS HOLDINGS, LLC its sole member

By:	/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and Secretary

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President